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                                                                    Exhibit 5.1


                             EXHIBIT 5 OPINION ON
                      VALIDITY AND LEGALITY OF SECURITIES


                     [LETTERHEAD OF DEBEVOISE & PLIMPTON]

                                                                   March 8, 2000

MetLife, Inc.
One Madison Ave.
New York, NY 10010-3690

                                 MetLife, Inc.
                       Registration Statement on Form S-1
                       ----------------------------------

Dear Sirs or Madams:

     We have acted as counsel to MetLife, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-1 (File No. 333-91517) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), by the Registrant (such shares of Common Stock, including any shares that may be sold upon exercise of underwriters' over-allotment options and any additional shares that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the "Shares").

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MetLife, Inc.                         2                            March 8, 2000

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     We are of the opinion that upon issuance and delivery against payment therefore in accordance with the terms of the underwriting agreement (a form of which is filed as Exhibit 1.1 to the Registration Statement), the Shares are duly authorized, validly issued, fully paid and non-assessable under the laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Debevoise & Plimpton
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